UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Dartmouth Street, Floor 3
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 503-9095

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

On August 15, 2024, Michael Kauffman, M.D., Ph.D., a Class III member of the board of directors (the “Board”) of Adicet Bio, Inc. (the “Company”), notified the Company of his resignation from the Board and Nominating and Corporate Governance Committee (the “NCG Committee”), effective as of August 19, 2024. Dr. Kauffman’s resignation from the Board was not the result of any disagreement with management or the Board or on any matter relating to the Company’s operations, policies or practices.

On August 19, 2024, upon the recommendation of the NCG Committee, the Board appointed Lloyd Klickstein, M.D., Ph.D. to the Board, effective as of August 19, 2024, to fill the vacancy on the Board. Dr. Klickstein will serve as a Class III director until his term expires at the 2027 annual meeting of stockholders at which time he will stand for reelection by the Company’s stockholders. The Board determined that Dr. Klickstein is independent under the listing standards of The Nasdaq Stock Market (“Nasdaq”). Dr. Klickstein was also appointed to serve on the NCG Committee.

As a non-employee director, Dr. Klickstein will receive cash compensation for his Board service in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”). In addition, pursuant to the Director Compensation Policy, Dr. Klickstein was granted an option to purchase 70,200 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Market on August 19, 2024, with the shares vesting and becoming exercisable in thirty-six (36) equal monthly installments commencing on August 19, 2024, subject to the continued service of Dr. Klickstein on the Board. Dr. Klickstein is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Klickstein and any other persons pursuant to which he was selected as a director. In addition, Dr. Klickstein has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 7.01 Regulation FD Disclosure.

On August 19, 2024, the Company issued a press release announcing Dr. Kauffman’s resignation from the Board and Dr. Klickstein’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Adicet Bio, Inc. on August 19, 2024, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADICET BIO, INC.

Date:	August 19, 2024	By:	/s/ Nick Harvey
		Name: Title:	Nick Harvey Chief Financial Officer